AEye Reports Third Quarter 2024 Results

Apollo shines in major in-vehicle driving test with NVIDIA

Plan to establish Apollo manufacturing line with LITEON in 2024

PLEASANTON, Calif. -- (BUSINESS WIRE) – November 12, 2024 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the third quarter ended September 30, 2024.

Quarterly Business Highlights

•	Apollo met the NVIDIA DRIVE Hyperion specifications, paving way for platform integration
•	Apollo samples shipped to OEMs; sets new long-distance performance standard of 1 kilometer
•	Apollo manufacturing line planned with LITEON in 2024, quoting multiple OEMs
•	New financial instruments extend cash runway; pave way to automotive mass production

Management Commentary

Matt Fisch, AEye CEO, said, “AEye’s made significant strides in the third quarter in meeting product and partner milestones and putting the financial tools in place that move us closer to our production goals. On the product front, we announced that Apollo set a new bar in terms of performance, with high-resolution object detection at a distance of one kilometer. We believe this accomplishment is the first among our peers. Apollo demonstrations have led to a spike in customer interest across the board, and we have now delivered samples of Apollo to our partners.

“During the quarter, we demonstrated that Apollo met the NVIDIA Hyperion specifications, which demand a challenging combination of high-resolution detection at very long distances. This major in-vehicle driving test is a significant achievement that further validates the strength of our technology and paves the way for deeper integration with the NVIDIA platform.

“We made significant progress with our partners over the quarter. ATI, our partner in China, is demonstrating Apollo to potential customers. We are also engaged in multiple global OEM quoting activities with our Tier 1 partner, LITEON, and plan to begin development of an Apollo manufacturing line in the fourth quarter of 2024.

“Our ability to attract new investors to AEye has enabled us to build the financial tools and liquidity to support the multi-year runway required by the automotive production pipeline. We believe we have the most efficient business model in the industry and our capital-light approach positions us well to navigate the evolving lidar landscape.”

Third Quarter 2024 Financial Highlights

●	Quarterly revenue of $104 thousand, primarily from sales of inventory to non-automotive customers, meeting consensus estimates
●	Cash burn of $5.6 million, beating guidance of $5.9 million
●	GAAP net loss was $(8.7) million, or $(1.01) per share, based on 8.6 million weighted average common shares outstanding

●	Non-GAAP net loss was $(6.0) million, or $(0.70) per share, based on 8.6 million weighted average common shares outstanding, beating consensus estimates
●	Cash, cash equivalents, and marketable securities were $22.4 million as of September 30, 2024

“We believe our unique capital-light model is a key differentiator in the lidar market. Not only does it allow us to maintain a balance sheet with very little debt compared to some of our peers, it also gives us what we believe is the lowest cost structure in the industry. We expect this will lead to greater efficiencies as we can do more with less. We believe this is a powerful selling point to OEMs, as it enables us to offer a superior product at a competitive price point.

“We ended the quarter with $22.4 million of cash, cash equivalents, and marketable securities. Our total potential liquidity, which includes the ELOC and the ATM facility, we believe, extends our cash runway, gives us the ability to execute with our OEM partners, and ultimately prepares us for the commercialization of Apollo,” said Conor Tierney, AEye CFO.

In December 2023, the company effected a 1-for-30 reverse stock split, and all the financial information disclosed has been adjusted to account for the revised share count numbers.

Conference Call and Webcast Details

AEye management will hold a conference call today, November 12, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Conference call: https://aeye.pub/48pgxWe

Webcast: https://aeye.pub/4e8yny0

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to registration statements and common stock purchase agreements, less change in fair value of convertible note and warrant liabilities, plus realized loss on instrument-specific credit risk, plus one-time termination benefits and other restructuring costs, plus non-routine write-down of inventory, plus impairment of right-of-use assets, less gain on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about deeper integration of Apollo with the NVIDIA DRIVE Hyperion platform, the success of global OEM quoting activities, LITEON’s anticipated establishment of a manufacturing line in 2024, the potential liquidity available to AEye from new financial instruments, expected efficiencies deriving from our capital-light model, and the competitiveness of our pricing as compared to our competitors, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that Apollo, despite meeting the NVIDIA DRIVE Hyperion specifications, may not be integrated into the NVIDIA DRIVE platform in the time frame anticipated, or at all; (ii) the risks that LITEON may not establish a manufacturing line for Apollo in 2024, or at all; (iii) the risks that AEye may be unable to meet the requirements to draw on one or more of the new financial instruments such that the extension of the cash runway will not extend as far as anticipated, nor allow AEye to execute with its OEM partners or adequately prepare AEye for the commercialization of Apollo to the extent anticipated, or at all; (iv) the risks that the high-resolution object detection at a distance of up to one kilometer has been or may be met or exceeded by AEye’s competitors; (v) the risks that AEye’s capital-light business model may not position AEye to navigate the evolving lidar landscape to the extent anticipated; (vi) the risks that AEye’s capital-light business model may not be a key differentiator in the lidar market to the extent anticipated, or at all; (vii) the risks that AEye may not be in a position to maintain a balance sheet with very little debt compared to some of its peers to the extent anticipated, or at all; (viii) the risks that AEye may be unable to maintain the lowest cost structure in the industry; (ix) the risks that AEye may not realize the greater efficiencies expected to the extent anticipated, or at all; (x) the risks that AEye may not be able to offer OEMs a superior product at a competitive price point to the extent anticipated, or at all; (xi) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations; (xii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xiii) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xiv) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xv) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry;(xvi) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xvii) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xviii) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xix) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and the lingering effects of the COVID-19 pandemic, both of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$5,851	$16,932
Marketable securities	16,584	19,591
Accounts receivable, net	76	131
Inventories, net	258	583
Prepaid and other current assets	1,482	2,517
Total current assets	24,251	39,754
Right-of-use assets	703	11,226
Property and equipment, net	630	281
Restricted cash	—	2,150
Other noncurrent assets	784	906
Total assets	$26,368	$54,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,717	$3,442
Accrued expenses and other current liabilities	6,960	6,585
Contract liabilities	35	—
Total current liabilities	10,712	10,027
Operating lease liabilities, noncurrent	537	14,858
Convertible note	146	—
Other noncurrent liabilities	67	409
Total liabilities	11,462	25,294
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	379,425	366,647
Accumulated other comprehensive income	27	10
Accumulated deficit	(364,547)	(337,635)
Total stockholders’ equity	14,906	29,023
Total liabilities and stockholders’ equity	$26,368	$54,317

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue:
Prototype sales	$65	$56	$91	$426
Development contracts	39	132	65	969
Total revenue	104	188	156	1,395
Cost of revenue	306	4,479	729	8,651
Gross loss	(202)	(4,291)	(573)	(7,256)
Operating expenses:
Research and development	3,767	5,654	12,137	20,993
Sales and marketing	74	1,910	482	10,782
General and administrative	3,803	5,380	13,641	20,279
Total operating expenses	7,644	12,944	26,260	52,054
Loss from operations	(7,846)	(17,235)	(26,833)	(59,310)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	9	12	(4)	(914)
Interest income and other	233	354	656	932
Interest expense and other	(1,102)	(174)	(729)	(9)
Total other income (expense), net	(860)	192	(77)	9
Loss before income tax expense	(8,706)	(17,043)	(26,910)	(59,301)
Provision for income tax expense	—	5	2	43
Net loss	$(8,706)	$(17,048)	$(26,912)	$(59,344)

Per Share Data
Net loss per common share (basic and diluted)	$(1.01)	$(2.78)	$(3.90)	$(10.34)

Weighted average common shares outstanding (basic and diluted)	8,629,683	6,137,251	6,892,910	5,739,425

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(26,912)	$(59,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80	998
Loss (gain) on sale of property and equipment, net	(12)	53
Noncash lease expense relating to operating lease right-of-use assets	905	1,058
Gain on termination of operating lease, net	(680)	—
Common stock purchase agreement costs	1,136	—
Impairment of right-of-use assets	—	47
Inventory write-downs, net of scrapped inventory	167	3,666
Change in fair value of convertible note and warrant liabilities	4	914
Realized loss on instrument-specific credit risk	—	46
Stock-based compensation	7,002	14,707
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(491)	33
Expected credit losses, net of write-offs	35	—
Changes in operating assets and liabilities:
Accounts receivable, net	20	379
Inventories, current and noncurrent, net	157	(2,681)
Prepaid and other current assets	1,035	1,672
Other noncurrent assets	123	133
Accounts payable	275	1,494
Accrued expenses and other current liabilities	(3,411)	(2,571)
Operating lease liabilities	(936)	(1,143)
Contract liabilities	35	(969)
Other noncurrent liabilities	(346)	—
Net cash used in operating activities	(21,814)	(41,508)
Cash flows from investing activities:
Purchases of property and equipment	(420)	(1,421)
Proceeds from sale of property and equipment	45	243
Purchases of marketable securities	(24,241)	(8,736)
Proceeds from redemptions and maturities of marketable securities	27,756	76,350
Net cash provided by investing activities	3,140	66,436
Cash flows from financing activities:
Proceeds from exercise of stock options	134	450
Proceeds from the issuance of convertible note	146	—
Payments for convertible note redemptions	—	(6,235)
Taxes paid related to the net share settlement of equity awards	(113)	(1,312)
Proceeds from issuance of common stock under the Common Stock Purchase Agreements	5,863	136
Stock issuance costs related to Common Stock Purchase Agreements	(613)	—
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	26	118
Net cash provided by (used in) financing activities	5,443	(6,843)
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,231)	18,085
Cash, cash equivalents and restricted cash at beginning of period	19,082	21,214
Cash, cash equivalents and restricted cash at end of period	$5,851	$39,299

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP net loss	$(8,706)	$(17,048)	$(26,912)	$(59,344)
Non-GAAP adjustments:
Stock-based compensation	2,248	4,084	7,002	14,707
Expenses related to registration statements and common stock purchase agreements	1,136	233	1,136	233
Change in fair value of convertible note and warrant liabilities	(9)	(12)	4	914
Realized loss on instrument-specific credit risk	—	46	—	46
One-time termination benefits and other restructuring costs	—	172	—	1,470
Non-routine write-down of inventory	—	3,007	—	3,007
Impairment of right-of-use assets	—	—	—	47
Gain on termination of operating lease, net	(680)	—	(680)	—
Non-GAAP net loss	$(6,011)	$(9,518)	$(19,450)	$(38,920)
Depreciation and amortization expense	24	332	80	998
Interest income and other	(233)	(354)	(656)	(932)
Interest expense and other	(34)	128	(407)	(84)
Provision for income tax expense	—	5	2	43
Adjusted EBITDA	$(6,254)	$(9,407)	$(20,431)	$(38,895)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(1.01)	$(2.78)	$(3.90)	$(10.34)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.70)	$(1.55)	$(2.82)	$(6.78)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	8,629,683	6,137,251	6,892,910	5,739,425
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	8,629,683	6,137,251	6,892,910	5,739,425

Investor Relations Contacts:

Agency Contact

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366